Contacts: Lisa Savino, Investor Relations	Bob Gordon, Public Relations
631-342-2788	631-342-2391
lisa.savino@ca.com	bobg@ca.com

COMPUTER ASSOCIATES CORRECTS TYPOGRAPHICAL ERROR

ISLANDIA, N.Y., May 4, 2001--Computer Associates International, Inc. announced that there was a typographical error in the preliminary financial results reported in its press release of April 16, 2001. The typographical error will not affect the Pro Forma Pro Rata Diluted Operating Earnings Per Share (excl. acq. Amortization and Special Items) of $0.47 for the Quarter Ended March 31, 2001, and $1.61 for the Year Ended March 31, 2001, the company announced it expected to achieve. The chart entry for Reported Diluted Operating Earnings Per Share (excl. acq. Amortization and Special Items) for the Year Ended March 31, 2001, should have read $0.16 rather than the $0.40 previously reported. The Reported Diluted Operating EPS for the Quarter Ended March 31, 2001, and for each preceding quarter was reported correctly. Audited financial results are scheduled to be released on May 22, 2001. The corrected chart is set forth below.

COMPUTER ASSOCIATES INTERNATIONAL, INC.
Pro Forma Pro Rata(A) Operating Earnings (excl. acq. Amortization and Special Items)

	(In millions, except per share data)
	(Unaudited)
	Three Months Ended March 31,		Three Months Ended March 31,
	2001	2000	2001	2000
Total Revenue	$1,440	$1,390	$5,565	$5,256
Diluted Operating EPS	$0.47	$0.34	$1.61	$1.31

(A) Includes combined results of operations of CA, Platinum Technology International, Inc. and Sterling Software, Inc.

COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reported Operating Results (excl. acq. Amortization and Special Items)

	(In millions, except per share data)
	(Unaudited)
	Three Months Ended March 31,		Three Months Ended March 31,
	2001	2000	2001	2000
Total Revenue	$732	$1,907	$4,197	$6,103
Diluted Operating EPS	$(0.29)	$1.13	$0.16**	$3.28

**This was reported as $0.40 on April 16,2001.

About Computer Associates

Computer Associates International, Inc. (NYSE: CA) delivers The Software That Manages eBusiness. CA's world-class solutions address all aspects of eBusiness process management, information management, and infrastructure management in six focus areas: enterprise management, security, storage, eBusiness transformation and integration, portal and knowledge management, and predictive analysis and visualization. Founded in 1976, CA serves organizations in more than 100 countries, including 99 percent of the Fortune 500 companies. For more information, please visit http://ca.com.

Statements herein concerning Computer Associates' future prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that future results will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the risks associated with changes in the company's business model; the risks associated with changes in the way in which the company accounts for license revenue; the difficulties of compiling pro forma financial information, given acquisitions over time; instability resulting from changes to the company's business model; the significant percentage of CA's quarterly sales consummated in the last few days of the quarter making financial predictions especially difficult and raising a substantial risk of variance in actual results; changes in industry accounting guidance; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market; the risks associated with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either CA or its competition; risks associated with the entry into new markets such as professional services; the risks associated with integrating newly acquired businesses and technologies; dependency on large dollar licensing transactions; delays in product delivery; reliance on mainframe capacity growth; the ability to recruit and retain qualified personnel; business conditions in the distributed systems and mainframe software and hardware markets; uncertainty and volatility associated with Internet and eBusiness related activities; use of software patent rights to attempt to limit competition; fluctuations in foreign currency exchange rates and interest rates; the volatility of the international marketplace; uncertainties relative to global economic conditions; and other risks described in filings with the Securities and Exchange Commission.

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© 2001 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.